THIRD AMENDMENT TO THE
AGL RESOURCES INC. NONQUALIFIED SAVINGS PLAN
(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the AGL Resources Inc. Nonqualified Savings Plan (the “Plan”) is made by the Administrative Committee of the Plan (the “Committee”).

W I T N E S S E T H :

WHEREAS, AGL Resources Inc. maintains the Plan, which was most recently amended and restated effective as of January 1, 2009, for the benefit of a select group of management and highly compensated employees; and

WHEREAS, Section 10.1 of the Plan provides that the Committee has the authority to amend the Plan at any time, subject to certain restrictions that do not apply; and

WHEREAS, the Committee desires to amend the Plan to modify the matching formula to coordinate with recent changes to the matching formula under the Company’s 401(k) plans;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2013:

1.	Section 3.2 is amended to read as follows:

3.2           Matching Contributions.

(a)           DB Eligible AGL Participants.  For each Active Participant, other than those described in subsections (b) and (c) hereof, on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to the difference between:

(1) 65% of the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan during the Plan Year (calculated by taking into account Before-Tax Contributions on Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned), plus the maximum amount of elective deferrals subject to matching under the RSP for the Plan Year (taking into account Code §§402(g), 414(v) and 401(a)(17), as applicable), and (B) 8% of the Participant’s Compensation payable during the Plan Year (taking into account Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned); minus

(2) the maximum matching contribution the Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(b)           DB Ineligible AGL Participants.  For each Active Participant who is not eligible to accrue benefits under the AGL Resources Inc. Retirement Plan and is not a Nicor Participant (as defined in the RSP), on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to:

(1) the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan during the Plan Year (calculated by taking into account Before-Tax Contributions on Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned), plus the maximum amount of elective deferrals subject to matching under the RSP for the Plan Year (taking into account Code §§402(g), 414(v) and 401(a)(17), as applicable), and (B) 3% of the Participant’s Compensation payable during the Plan Year (taking into account Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned); plus

(2) 75% of the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan during the Plan Year (calculated by taking into account Before-Tax Contributions on Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned), plus the maximum amount of elective deferrals subject to matching under the RSP for the Plan Year (taking into account Code §§402(g), 414(v) and 401(a)(17), as applicable), minus 3% of the Participant’s Compensation paid during the Plan Year, but not less than zero; and (B) 3% of the Participant’s Compensation payable during the Plan Year (taking into account Bonuses that became payable during the Plan Year, regardless of when such Bonuses were earned); minus

(3) the maximum matching contribution the Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(c)           Nicor Participants.  For each Active Participant who is a Nicor Participant (as defined in the RSP), on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to:

(1) the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan during the Plan Year (but excluding all Before-Tax Contributions made from the Participant’s Bonus), plus the maximum amount of elective deferrals and after-tax contributions subject to matching under the RSP for the Plan Year (taking into account Code §§402(g), 414(v) and 401(a)(17), as applicable), and (B) 3% of the Participant’s Compensation, excluding all Bonuses, payable during the Plan Year; plus

(2) 75% of the lesser of (A) the sum of the Participant’s Before-Tax Contributions under this Plan during the Plan Year (but excluding all Before-Tax Contributions made from the Participant’s Bonus), plus the maximum amount of elective deferrals and after-tax contributions subject to matching under the RSP for the Plan Year (taking into account Code §§402(g), 414(v) and 401(a)(17), as applicable), minus 3% of the Participant’s Compensation, excluding all Bonuses, paid during the Plan Year, but not less than zero; and (B) 3% of the Participant’s Compensation, excluding all Bonuses, payable during the Plan Year; minus

(3) the maximum matching contribution the Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(d)           Timing.  Matching Contributions shall be made to the Plan once each year within the period of two months following the last day of the Plan Year to which the Matching Contributions relate.

2.	Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

By:           /s/ Wendy Henderson

Name:    Wendy Henderson

Date:       December 20, 2013